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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated December 2, 2005 relating to the financial statements which appears in pSivida Limited's Form 6-K for the year ended December 31, 2004. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
March 24, 2006